Exhibit 99.1

Press Release

For information contact:

Sherry Magee
Senior Vice President Communications
CNL Financial Group
(407) 650-1223

CORPORATE CAPITAL TRUST ANNOUNCES THIRD QUARTER RESULTS

— Company’s balance sheet is well positioned for market volatility —

(ORLANDO, Fla.) Nov. 13, 2014 – Corporate Capital Trust, a business development company that provides individuals the opportunity to invest in the debt of privately owned American companies, announced its operating results for the quarter ended Sept. 30, 2014.

“During the third quarter, we successfully deployed capital in five newly originated investments, increasing our investment portfolio to over $2.4 billion; originated transactions continue to be a growing percentage of the portfolio,” said Steve Shackelford, president of Corporate Capital Trust. “In addition, our balance sheet is well positioned to capitalize on the recent volatility in the debt capital markets in the fourth quarter.”

Third Quarter 2014 Highlights

•	Total cumulative return on an initial investment at a price equal to $10.00 per share is 30.2 percent[1] and an annualized return of 8.4 percent for shareholders who continuously held the Company’s common stock from June 2011 through Sept. 30, 2014. Cumulative return for initial shareholders during the same period who made an initial investment at $9.00 per share experienced a cumulative return of 44.7 percent [2] and an annualized return of 11.9 percent.

•	As of Sept. 30, 2014, the fair value of directly originated investments in the portfolio totaled more than $1.1 billion, representing approximately 47 percent of the total portfolio.

•	As of Sept. 30, 2014, the Company had raised more than $2.16 billion in gross proceeds from the continuous public offering of its common stock. Net equity capital to the Company from the current common stock public offering and reinvested distributions is $641 million during the nine months ended Sept. 30, 2014.

•	For the nine months ended Sept. 30, 2014, the Company declared distributions of approximately $100 million, or $0.60 per share, compared to approximately $54 million, or $0.59 per share, for the nine months ended Sept. 30, 2013. Distributions for the nine months ended Sept. 30, 2014, are estimated to be fully covered by taxable income available for distribution.

•	The Company sold investments and received principal payments of approximately $150 million, during the three months ended Sept. 30, 2014, from which net realized gains of $1.4 million were generated. Net realized gains on investments for the nine months ended Sept. 30, 2014, totaled $15.7 million.

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Corporate Capital Trust, Inc. is advised by CNL Fund Advisors Company and KKR Credit Advisors (US) LLC

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Financial and Operational Highlights

	($ in millions except per share data)
As of Sept. 30,	2014	2013
Total assets:	$2,646.49	1,808.47
Borrowings – credit facilities and term loan:	$581.58	506.43
Borrowings – TRS deemed senior securities:	$46.70	3.48
Total net assets:	$1,970.24	1,257.57
Net asset value per share:	$10.06	9.92
Leverage ratio (borrowings/adjusted total assets):	24%	29%

Portfolio Activity for the nine months ended Sept. 30,	2014	2013
Cost of investments purchased:	$1,260.85	1,443.23
Sales, principal payments and pay down proceeds:	$793.79	500.41
Net investment income:	$82.83	30.69
Total distributions declared per share outstanding:	$0.60	0.59

Investment Portfolio Update3

Corporate Capital Trust’s investment portfolio consisted of investment interests in 112 companies as of Sept. 30, 2014. The portfolio companies are diversified across multiple industries, with the largest portion being invested in consumer durables and apparel (19.7 percent), software and services (10.4 percent), and capital goods (9.4 percent).

As of Sept. 30, 2014, the primary investment concentrations included senior debt and subordinated debt securities, which represented 75.4 percent and 19.0 percent, respectively, of the portfolio at fair value, excluding Corporate Capital Trust’s short-term investments.

As of Sept. 30, 2014, 62.4 percent of the Company’s debt investments, based on fair value, featured floating interest rates, primarily based on London Interbank Offered Rate (LIBOR), and 37.6 percent of the debt investments featured fixed interest rates. Approximately 98 percent of the Company’s floating interest rate debt investments had base interest rate floors; the weighted average base interest rate floor was 1.1 percent as of Sept. 30, 2014.

For the nine months ended Sept. 30, 2014, the Company invested in 16 originated investments, totaling over $497 million at cost, compared to seven investments totaling over $379 million in the comparable prior year period. Investment transactions were completed with various companies, including: Louisiana Public Facilities Authority, Kurt Geiger, and Stuart Weitzman.

Subsequent Events

On Oct. 14, 2014, the Company filed a tender offer statement with the Securities and Exchange Commission on Schedule TO. The Company is offering to repurchase up to 4,000,694 shares of its common stock at a cash price of $10.06 per share, with an expiration of 5:00 p.m., Central Time, Nov. 26, 2014.

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Corporate Capital Trust, Inc. is advised by CNL Fund Advisors Company and KKR Credit Advisors (US) LLC

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On Oct. 29, 2014, the Company filed a shelf registration statement with the SEC on Form N-2. The shelf registration statement has not yet been declared effective by the SEC. The shelf registration statement provides for the Company to offer, from time to time, up to $500 million of its securities, on terms to be determined at the time of each such offering.

(1)	Corporate Capital Trust’s net asset value per share was $10.06 on Sept. 30, 2014. After considering (i) the overall changes in net asset value per share since June 2011, (ii) all declared distributions since inception, and (iii) the assumed reinvestment of those distributions at 90 percent of the prevailing offering price per share, then the total annualized investment return was 30.2 percent not including sales load.
(2)	Corporate Capital Trust’s net asset value per share was $9.00 and $10.06 on June 17, 2011, and Sept. 30, 2014, respectively. After considering (i) the overall changes in net asset value per share, (ii) all paid distributions during the period of June 17, 2011, (inception) through the quarter ended Sept. 30, 2014, and (iii) the assumed reinvestment of those distributions at 90 percent of the prevailing offering price per share, then the total investment return was 44.7 percent. (This cumulative return does not take into account any sales load that was paid by our shareholders.)
(3)	Represents a combination of the Company’s investment portfolio and Total Return Swaps (TRS) portfolio as if wholly-owned by the Company; however the TRS assets are owned by the counterparty to the TRS agreement, as discussed in the Company’s financial statements.

About Corporate Capital Trust

Corporate Capital Trust is a non-traded business development company that provides individuals an opportunity to invest in privately owned American companies. The Company is externally managed by CNL and KKR and its investment objective is to provide shareholders with current income, and, to a lesser extent, long-term capital appreciation. The Company intends to meet its investment objective by investing primarily in the debt of privately owned companies, with a focus on originated transactions sourced through the networks of its advisors. For additional information, please visit CorporateCapitalTrust.com.

About CNL Financial Group

CNL Financial Group (CNL) is a leading private investment management firm providing global real estate and alternative investments. Since inception in 1973, CNL and/or its affiliates have formed or acquired companies with more than $29 billion in assets. CNL is headquartered in Orlando, Florida. For more information, visit CNL.com.

About KKR

KKR is a leading global investment firm that manages investments across multiple asset classes including private equity, energy, infrastructure, real estate, credit and hedge funds. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation at the asset level. KKR invests its own capital alongside its partners’ capital and brings opportunities to others through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. L.P. (NYSE: KKR), please visit KKR’s website at KKR.com.

A registration statement relating to the common stock of Corporate Capital Trust, Inc. is filed with the U.S. Securities and Exchange Commission. The offering of Corporate Capital Trust’s

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Corporate Capital Trust, Inc. is advised by CNL Fund Advisors Company and KKR Credit Advisors (US) LLC

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common stock is being made solely by means of a written prospectus, which is available at http://www.sec.gov or may be obtained by calling (866) 650-0650, that contains additional information about Corporate Capital Trust and should be read carefully by an investor before investing. This press release is not an offer to sell and is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted. Neither the SEC, the Attorney General of the State of New York nor any other regulatory agency has passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

Investors are advised to consider the investment objective, risks, charges and expenses of Corporate Capital Trust carefully before investing. Investment in Corporate Capital Trust’s common stock is subject to various risks, which include, but are not limited to, limited liquidity, a limited operating history, conflicts of interests, liquidation at less than the original amounts invested and no assurances as to the sustainability of distributions.

The information in this press release may include “forward-looking statements.” These statements are based on the beliefs and assumptions of Corporate Capital Trust’s management and on the information currently available to management at the time of such statements. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law. Forward-looking statements generally can be identified by the words “believes,” “expects,” “intends,” “plans,” “estimates” or similar expressions that indicate future events. Important factors that could cause actual results to differ materially from Corporate Capital Trust’s expectations include those disclosed in the current prospectus for the public offering of Corporate Capital Trust’s common stock.

CNL Fund Advisors Company (CNL) and KKR Credit Advisors (US) LLC (KKR) are affiliates of CNL Financial Group and KKR & Co. L.P., respectively.

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Corporate Capital Trust, Inc. is advised by CNL Fund Advisors Company and KKR Credit Advisors (US) LLC